                                                                    EXHIBIT 23.3

                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                 TELEPHONE 650-493-9300 FACSIMILE 650-493-6811
                                  WWW.WSGR.COM

                                  June 9, 1999

The 3DO Company
600 Galveston Drive
Redwood City, CA 94063

    RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

    We consent to the use of our name wherever appearing in the Registration Statement on Form S-3 for The 3DO Company filed with the Securities and Exchange Commission on June 9, 1999.

                                          Sincerely,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ WILSON SONSINI GOODRICH & ROSATI